Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Manhattan Bridge Capital, Inc. (the “Company”) for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Assaf Ran, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 18, 2018

/s/ Assaf Ran
Assaf Ran
President and Chief Executive Officer
(Principal Executive Officer)